


                              PULTE CORPORATION
      EXHIBIT 11 - STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                                 (Unaudited)
                    (000's omitted, except per share data)

                                              Three Months Ended       Six Months Ended
                                                   June 30,                June 30,
                                              ------------------       ----------------
                                                 1997       1996        1997       1996
                                                 ----       ----        ----       ----
 Primary
    Net income......................          $ 13,873   $ 18,194     $ 16,110   $ 25,274
                                              ========   ========     ========   ========

    Weighted average common shares
       outstanding..................            21,382     25,491       22,334     26,237
    Common stock equivalents - stock options       135        212          160        240
                                              --------   --------     --------   --------

       Total........................            21,517     25,703       22,494     26,477
                                              ========   ========     ========   ========

    Net income per share............          $    .64   $    .71     $    .72   $    .95
                                              ========   ========     ========   ========

 Fully diluted
    Net income .....................          $ 13,873   $ 18,194     $ 16,110   $ 25,274
                                              ========   ========     ========   ========

    Weighted average common shares
       outstanding..................            21,382     25,491       22,334     26,237
    Common stock equivalents - stock options       196        212          177        240
                                              --------   --------     --------   --------

       Total........................            21,578     25,703       22,511     26,477
                                              ========   ========     ========   ========

    Net income per share............          $    .64   $    .71     $    .72   $    .95
                                              ========   ========     ========   ========

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